UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – September 30, 2008

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RF Monolithics, Inc. (“RFM” or the “Company”) has expanded the Company’s board of directors and strengthened its corporate management team with the addition of Rick Herrman as a new board member, effective September 30, 2008.

Mr. Herrman is a founding principal of The Catalyst Group, and its affiliated family of private investment funds specializing in middle market equity and mezzanine investments. Mr. Herrman is a former commercial and investment banker, and has served as a strategic consultant for a Big 4 financial services firm.  Mr. Herrman holds a B.B.A. in Accounting from Baylor University and an M.B.A. from the University of Texas at Austin (where he was the Kozmetsky Award Winner) and is a CPA.  Mr. Herrman currently serves as a board member of two privately held companies, SEI MetalTek, a metal fabrication, processing, and testing company, and Sport Clips, Inc. a national hair-cutting franchise with over 500 stores.

The full text of the Company’s press release concerning its addition of Mr. Rick Herrman to the board of directors is furnished with this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit	Description

	99.1	RF Monolithics, Inc. News Release dated October 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

Date:	October 3, 2008